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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 23, 2007
GOLDEN ARIA CORP. (Exact name of registrant as specified in its charter)
Nevada (State or other jurisdiction of incorporation)	333-130934 (Commission File Number)	20-1970188 (IRS Employer Identification No.)
#604 – 700 West Pender Street, Vancouver, British Columbia, Canada V6C 1G8
Registrant's telephone number, including area code: (604) 602-1633
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02.  TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

On March 23, 2007, the Registrant terminated its exploration agreement with option for joint venture (Coal Canyon Project) (the “Agreement”) with Miranda USA Inc. (“Miranda”) by notice in writing. The Registrant entered into the Agreement on April 6, 2005 to acquire an undivided 60% interest in the mining claims situated in Eureka County, Nevada (the “Coal Canyon Property”).

Under the terms of the Agreement, the Registrant was to acquire its undivided 60% interest in the Coal Canyon Property by expending a cumulative total of $1,000,000 in exploration expenditures within a period of four years from the effective date of the Agreement.

The Agreement also provides that the Registrant may terminate the Agreement at any time by giving written notice to Miranda after fulfilling its first year’s exploration expenditures obligation of $50,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 23, 2007

(Signature)	Golden Aria Corp. By: “/s/ Gerald G. Carlson” Gerald G. Carlson President and Director